UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2008

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2008, Terry L. Persinger resigned from the Board of Directors (the “Board”) of Mannatech, Incorporated (“Mannatech”) and the Board appointed Wayne Badovinus to fill the vacancy created by Mr. Persinger’s resignation. Mr. Badovinus has served as Mannatech’s President and Chief Executive Officer since June 16, 2008. Mr. Badovinus is also expected to be named to fill the vacancy on the Board’s Science Committee created by Mr. Persinger’s resignation. The Science Committee consists of various members with research and development backgrounds and is primarily responsible for overseeing all aspects of Mannatech’s product development and setting the overall direction of Mannatech’s product research and development.

Item 8.01.	Other Events.

On June 19, 2008, Mannatech issued a press release announcing the results of its annual shareholders meeting held on June 18, 2008. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1*	Press release dated June 19, 2008 entitled “Mannatech Announces Results of Annual Shareholders’ and Board of Directors Meetings.”

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: June 23, 2008	By:	/s/ Stephen D. Fenstermacher
	Name:	Stephen D. Fenstermacher
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press release dated June 19, 2008 entitled “Mannatech Announces Results of Annual Shareholders’ and Board of Directors Meetings.”

*	Filed herewith.